Exhibit 2.2

STOCKHOLDERS AGREEMENT

dated as of May 22, 2012

by and among

ANGIODYNAMICS, INC.

and

THE STOCKHOLDERS NAMED HEREIN

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	7

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company	8
Section 2.2	Representations and Warranties of the Stockholders	9

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1	Board Representation	9
Section 3.2	Use of Information	12

ARTICLE IV

STANDSTILL; VOTING

Section 4.1	Standstill Restrictions	13
Section 4.2	Attendance at Meetings	16
Section 4.3	Voting	17
Section 4.4	Non-Competition	17

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1	Transfer Restrictions	18
Section 5.2	Legends on Stockholder Shares; Securities Act Compliance	20

(i)

ARTICLE VI

REGISTRATION RIGHTS

ARTICLE VII

MISCELLANEOUS

EXHIBITS

Exhibit A	Form of Joinder
Exhibit B	Form of Director Resignation Letter

SCHEDULES

(ii)

Schedule 1.1	Navilyst Co-Invest, LLC Members
Schedule 3.1(b)	Approved Stockholder Designee Persons
Schedule 4.4	Competitors

(iii)

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT is dated as of May 22, 2012 (this “Agreement”), by and among AngioDynamics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company set forth on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”) and, solely with respect to, and as specified in, Article IV, Avista Capital Holdings, LP, a Delaware limited partnership (the “Management Company”).

R E C I T A LS:

WHEREAS, the Company, NM Holding Company, Inc., a Delaware corporation (the “Target”), the Stockholders and the other parties thereto have entered into a Stock Purchase Agreement, dated as of January 30, 2012 (the “Stock Purchase Agreement”), pursuant to which, among other things, the Company shall acquire all of the issued and outstanding capital stock of Target upon the terms and subject to the conditions set forth in the Stock Purchase Agreement;

WHEREAS, pursuant to the Stock Purchase Agreement and immediately following the Closing (as defined below), the Stockholders will Beneficially Own (as defined below) 9,479,607 of the outstanding shares of common stock, par value $0.01, of the Company (the “Common Stock”);

WHEREAS, the Company and the Stockholders desire to establish in this Agreement certain terms and conditions concerning the Stockholder Shares to be owned by the Stockholders as and from the Closing and related provisions concerning the Stockholders’ relationship with and investment in the Company as and from the Closing;

WHEREAS, the execution and delivery of this Agreement is a condition to the obligation of the Company to consummate the transactions contemplated by the Stock Purchase Agreement; and

WHEREAS, this Agreement shall take effect at and as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1   Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“ACP” shall mean Avista Capital Partners, L.P., a Delaware limited partnership.

“Affiliate” means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person; provided that the Stockholders shall not be deemed to be an Affiliate of the Company and vice versa.  For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Avista” shall mean each of Avista Capital Partners, LP and Avista Capital Partners (Offshore), LP.

“Beneficially Own” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (i) all Voting Securities which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all Voting Securities in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Voting Securities.  For the avoidance of doubt, all Voting Securities held directly by any Stockholder or any Permitted Transferee thereof will be deemed to be Beneficially Owned by such Person regardless of whether such Person has or shares (or is deemed to have or share) the power to vote or dispose of such Voting Securities.  The terms “Beneficial Owner” and “Beneficial Ownership” shall have a correlative meaning.

“Board” shall mean, as of any date, the Board of Directors of the Company.

“Board Right Period” shall mean with respect to a Stockholder Designee the period from the date of this Agreement until the date on which a Board Right Termination Event shall occur as to such Stockholder Designee.

“Board Right Termination Event” shall be deemed to have occurred with respect to a Stockholder Designee at such time as the Stockholders shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold applicable to such Stockholder Designee.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law or executive order to close.

“Change of Control” shall mean, with respect to any specified Person, any of the following:  (i) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (ii) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (iii) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Claim Notice” shall have the meaning set forth in Section 6.7(a).

“Claims” shall have the meaning set forth in Section 6.6(a).

“Closing” shall mean the closing of the sale and purchase of the shares of capital stock of Target as contemplated by the Stock Purchase Agreement.

“Closing Date” shall mean the date on and as of which the sale and purchase of the shares of capital stock of Target and this Agreement shall be effective.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Confidential Information” shall mean any and all confidential or proprietary information, including business information, intellectual property, know-how, research and development information, plans, proposals, technical data, copyright works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists of the Company or any Subsidiary of the Company.

“Deferral Notice” shall have the meaning set forth in Section 6.1(d)(ii).

“Deferral Period” shall have the meaning set forth in Section 6.1(d)(ii).

“Director” shall mean any member of the Board.

“Excess Amount” shall have the meaning set forth in Section 4.1(a)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“First Stockholder Designee” shall have the meaning set forth in Section 3.1(a).

“Free Writing Prospectus” shall have the meaning set forth in Section 6.3(a).

“Governmental Authority” shall mean any governmental or quasi-governmental authority, body, department, commission, board, bureau, agency, division, court or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d-5(b) of the Exchange Act.

“Holdback Period” means, in the case of a takedown from a Shelf Registration, 90 days (or such shorter period as the managing underwriter(s) permit) after the date of the Prospectus supplement filed with the SEC in connection with such takedown.

“Indemnifying Party” shall have the meaning set forth in Section 6.7(a).

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, standards, binding guidelines, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Authority.

“Management Company” shall have the meaning set forth in the Preamble.

“NASDAQ” shall mean the Nasdaq Global Select Stock Market.

“Nominating Committee” shall have the meaning set forth in Section 3.1(b).

“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Other Shares” shall mean shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of Directors.

“Ownership Threshold” shall mean, at any time of determination, (i) in respect of the First Stockholder Designee the Beneficial Ownership of twenty percent (20%) of the then outstanding Voting Securities, and (ii) in respect of the Second Stockholder Designee the Beneficial Ownership of ten percent (10%) of the then outstanding Voting Securities.

“Permitted Transferee” shall mean (i) any direct or indirect wholly-owned Subsidiary of a Stockholder, (ii) any other Stockholder, (iii) any fund or other entity that is managed or advised by Avista or any of its Affiliates (but excluding, for the avoidance of doubt, any portfolio company of Avista or any of its Affiliates), and (iv) with respect to Navilyst Co-

Invest, LLC, the investors in such co-investment entity as of the date of this Agreement as set forth on Schedule 1.1, or any their respective successors or assigns who become members of Navilyst Co-Invest, LLC in accordance with the terms of its limited liability company agreement.

“Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” shall mean, at any time of determination, the Stockholder Shares that are Beneficially Owned by the Stockholders at such time.

“Registration Rights Termination Date” shall have the meaning set forth in Section 6.2.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

“Representatives” shall, with respect to any party hereto, such party or any of its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and/or representatives; provided, however, that, with respect to the Stockholders, no underwriter, broker-dealer or placement agent shall be deemed to be a Representative of a Stockholder solely as a result of such underwriter, broker-dealer or placement agent participating in the distribution of any Registrable Shares, unless such underwriter, broker-dealer or placement agent is otherwise an Affiliate of such Stockholder.

“Rule 415 Limitation” shall have the meaning set forth in Section 6.1(a).

“Sales Process” shall have the meaning set forth in Section 4.1(b).

“SEC” shall mean the Securities and Exchange Commission.

“Second Stockholder Designee” shall have the meaning set forth in Section 3.1(a).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall have the meaning set forth in Section 6.5.

“Shelf Registration” shall have the meaning set forth in Section 6.1(a).

“Shelf Registration Period” shall have the meaning set forth in Section 6.1(b).

“Standstill Period” shall have the meaning set forth in Section 4.1(a).

“Stock Purchase Agreement” shall have the meaning set forth in the Recitals.

“Stockholder” shall have the meaning set forth in the Preamble and, in the event that the Stockholder Shares are Transferred to any Permitted Transferee in accordance with Section 5.1(f), shall also mean such Permitted Transferee.

“Stockholder Designees” shall have the meaning set forth in Section 3.1(a) and shall include both the First Stockholder Designee and the Second Stockholder Designees until such time as the Ownership Threshold applicable to the First Stockholder Designee is no longer satisfied and thereafter shall include the Second Stockholder Designee until such time as the Ownership Threshold applicable to the Second Stockholder Designee is no longer satisfied.

“Stockholder Shares” shall mean (i) all Voting Securities Beneficially Owned by the Stockholders on the Closing Date, immediately after giving effect to the Closing, and (ii) all Voting Securities issued to the Stockholders in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement.  For the avoidance of doubt, Stockholder Shares shall include any of the foregoing Voting Securities specified in clause (i) or (ii) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.

“Subsidiary” shall mean, of a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary):  (i) owns, directly or indirectly, at least 50% of the securities, partnership or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or (ii) of which the specified Person controls the management.

“Target” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions.  The term “Transferred” shall have a correlative meaning.

“Valid Business Reason” shall have the meaning set forth in Section 6.1(d).

“Voting Securities” shall mean the Common Stock together with any Other Shares.

Section 1.2   Other Definitional Provisions.  Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a)  the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)  terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)  the terms “Dollars” and “$” mean United States Dollars;

(d)  references herein to a specific Section shall refer to Sections of this Agreement;

(e)  wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;

(f)  references herein to any gender shall include each other gender;

(g)  references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)  references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(i)  with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j)  references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

(k)  references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;

(l)  when calculating the number of days before which, within which or following which any act is to be done or any step is to be taken pursuant to this Agreement, the initial reference date in calculating such number of days shall be excluded; provided, if the last day of the applicable number of days is not a Business Day, the specified period in question shall end on the next succeeding Business Day;

(m)  for purposes of any calculation hereunder, the number of Voting Securities then outstanding shall be the number most recently identified by the Company as outstanding in any filing of the Company made with the SEC after the date of this Agreement under the Exchange Act or the Securities Act; and

(n)  the Company, on the one hand, and the Stockholders, on the other hand, have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such parties and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the purported authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1   Representations and Warranties of the Company.  The Company represents and warrants to the Stockholders as of the date hereof that:

(a)  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)  The Company has all requisite corporate authority and power to execute, deliver and perform its obligations under this Agreement.  This Agreement and the performance by the Company of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Stockholders, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

(c)  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder (i) do not result in any violation of the charter or by-laws or other constituent documents of the Company, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or to which its properties may be subject, and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its properties.

Section 2.2   Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants, severally and not jointly, to the Company as of the date hereof that:

(a)  Such Stockholder (other than any Stockholder that is an individual) is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its formation.

(b)  Such Stockholder (other than any Stockholder that is an individual) has all requisite corporate, partnership or other authority and power to execute, deliver and perform its obligations under this Agreement.  This Agreement and the performance by Such Stockholder of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company and each other Stockholder, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

(c)  The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder (i) do not result in any violation of the charter or by-laws or other constituent documents of such Stockholder, if applicable, (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which such Stockholder is a party or by which such Stockholder is bound or to which its properties may be subject, and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over such Stockholder or any of its properties.

(d)  Except for the shares of Common Stock acquired pursuant to the Stock Purchase Agreement by such Stockholder that is an original signatory hereto, such Stockholder that is an original signatory hereto does not Beneficially Own any Voting Securities.  For the avoidance of doubt, the representation and warranty contained in this Section 2.2(d) shall not be made by any Permitted Transferee that becomes a Stockholder hereunder after the date hereof.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1   Board Representation.

(a)  As promptly as practicable following the date of this Agreement, the Board shall (i) increase the size of the Board from eight (8) to ten (10) directors and (ii) appoint two individuals designated by ACP to serve on the Board (the “Stockholder Designees”); provided, however, that such Stockholder Designee shall satisfy the applicable requirements set forth in Section 3.1(b); provided, further, that if a Board Right Termination Event occurs with respect to a Stockholder Designee, the Stockholders shall promptly cause such Stockholder Designee, if any, then serving on the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which such Stockholder Designee is then appointed or on which he or she is then serving, and the right of ACP to designate such Stockholder Designee shall terminate.  The first Stockholder Designee (the “First Stockholder Designee”) shall be appointed to the class of Directors that stood for reelection at the most recently completed stockholder meeting and the second Stockholder Designee (the “Second Stockholder Designee”) shall be appointed to the class of Directors that stood for reelection at the third most recently completed stockholder meeting.  For the avoidance of doubt, the Company may at any time and from time to time increase or decrease the size of the Board or change its composition; provided that such increase or decrease does not affect the tenure, term or other rights to serve as a member of the Board of any Stockholder Designee as set forth in this Agreement.

(b)  Notwithstanding anything to the contrary set forth in this Agreement, any Stockholder Designee designated by ACP pursuant to Section 3.1 (i) shall not be a person that, at the time of such designation, would be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D if such Stockholder Designee were the “person filing” such Schedule 13D, (ii) shall not, at the time of such designation, be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NASDAQ or pursuant to applicable Law, (iii) shall, prior to his or her appointment to the Board provide an executed resignation letter in substantially the form set forth in Exhibit B hereto resigning from the Board and from any committees or subcommittees thereof to which he or she is then appointed or on which he or she is then serving upon the occurrence of the Board Right Termination Event applicable to such Stockholder Designee, and (iv) shall, in the good faith reasonable judgment of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), satisfy the requirements set forth in the Company’s Organizational Documents and Code of Business Conduct and Ethics included in the corporate governance section of the Company’s website (as in effect from time to time), in each case to the extent applicable to all non-employee Directors generally.  The Company agrees that each of the persons set forth on Schedule 3.1(b) satisfies all of the foregoing requirements of this Section 3.1(b) as of the date hereof.   The Stockholder Designee shall, upon appointment or election, as the case may be, to the Board, abide by the provisions of all codes and policies of the Company that are applicable to all non-employee Directors generally, including, as applicable, the Company’s Insider Trading Policy, policies requiring the pre-clearance of all securities trading activity by or on behalf of such Stockholder Designee and the Company’s Code of Business Conduct and Ethics (other than any such code or policy, or portion thereof, if any, that conflicts with the obligations of the Stockholders under this Agreement or would impose any obligation on any Stockholder not expressly set forth in this Agreement).  For the avoidance of doubt, the Company shall provide each Stockholder Designee with the same director indemnification and exculpation, including without limitation indemnification agreements and directors’ and officers’ insurance coverage, as are available from time to time to non-employee directors generally.

(c)  During the Board Right Period, the Company shall use commercially reasonable efforts to procure, at each annual general meeting of stockholders of the Company occurring during the Board Right Period at which the term of the Stockholder Designee will expire in accordance with the Company’s Organizational Documents (whether by rotation or otherwise), the election or re-election, as the case may be, of the applicable Stockholder Designee to the Board, including by (i) nominating such Stockholder Designee for election to serve as a Director as provided in this Agreement, (ii) subject to compliance by ACP with Section 3.1(f), including such nomination and other required information regarding such Stockholder Designee in the Company’s proxy materials for such meeting of stockholders and (iii) soliciting or causing the solicitation of proxies in favor of the election of such Stockholder Designee as a Director, for a term expiring at the next annual general meeting of Stockholders at which members of the class of Directors to which the Stockholder Designee belongs are to be elected or re-elected, as the case may be, or until such Stockholder Designee’s successor shall have been elected and qualified, or at such earlier time, if any, as such Stockholder Designee may resign, retire, die or be removed (for any reason) as a Director, including upon the occurrence of a Board Right Termination Event in accordance with the terms of this Agreement.

(d)  Notwithstanding the foregoing, the Company shall not be obligated to procure the election or re-election of any individual pursuant to Section 3.1(c) if such individual shall have previously been designated by ACP pursuant to Section 3.1(a) or 3.1(e) and nominated by the Company for election or re-election, as the case may be, as a Director as provided in Section 3.1(c) (and provided that the Company shall have complied with its obligations set forth in Section 3.1(c) in respect thereof), and, following the vote of stockholders at the annual general meeting of stockholders of the Company, shall have failed to be elected or re-elected, as the case may be, as a Director by the requisite vote of the Company’s stockholders.

(e)  In furtherance of, and not in limitation to, ACP’s rights in this Section 3.1, during the Board Right Period, (i) ACP shall have the right (but not the obligation), upon written notice to the Company as provided in Section 3.1(a), to designate a Stockholder Designee to replace any Stockholder Designee who shall have resigned, retired, died or been removed from office (for any reason) or who, following the voting of stockholders at a meeting of stockholders of the Company shall have failed to be elected or re-elected, as the case may be, by the requisite vote of the Company’s stockholders; and (ii) the provisions of Sections 3.1(c) and 3.1(d) shall apply to, and the Company shall comply with its obligations contained therein in respect of, any such replacement Stockholder Designee and, in addition, promptly following the receipt of written notice from ACP as contemplated above following the resignation, retirement, death or removal from office of such Stockholder Designee, the Board shall appoint such replacement Stockholder Designee to serve on the Board in the class of Directors previously including such former Stockholder Designee.

(f)  Not less than one hundred twenty (120) days prior to the anniversary of the prior year’s annual meeting of stockholders of the Company occurring during the Board Right Period at which members of the class of Directors to which the Stockholder Designee belongs are to be elected, ACP shall (i) notify the Company in writing of the name of the Stockholder Designee to be nominated for election at such meeting and (ii) provide, or cause such Stockholder Designee to provide, to the Company, all information concerning such Stockholder Designee and his or her nomination to be elected as a Director at such meeting  as shall reasonably be required by the Company’s standard director and officer questionnaire (including any reasonable follow-up requests by the Company for additional information).

(g)  During the Board Right Period, the Company agrees that any Stockholder Designee serving as a Director shall be entitled to the same rights, privileges and compensation applicable to all other non-employee Directors generally or to which all such non-employee Directors are entitled, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement, except that, with respect to the First Stockholder Designee, such Stockholder Designee shall not receive the director compensation (including fees and any non-cash equity or other consideration) that is payable by the Company to non-employee Directors generally.

(h)  Notwithstanding anything in this Section 3.1 to the contrary,  (i) the Company will not be obligated to take any action in respect of any Stockholder Designee pursuant to Sections 3.1(c) if ACP shall have failed, in any material respect, to provide, or cause to be provided, the notice and information required by clauses (i) and (ii) of Section 3.1(f); provided, however, that following the curing of the any such failure, ACP’s right to designate Stockholder Designees shall be reinstated and the Company will take such action as is necessary to appoint or otherwise reinstate the Stockholder Designees to the Board, and (ii) if a material breach of this Agreement by the Stockholders shall have occurred, which breach has not been cured in all material respects within fifteen (15) Business Days of the receipt by the Stockholders of written notice from the Company specifying in reasonable detail the nature of such material breach, in addition to any other remedies that the Company may have, the Company may terminate ACP’s right to designate the Stockholder Designees hereunder.

(i)  During the Board Right Period, except as required by applicable Law, the Company shall not take any action to cause the removal (without cause) of a Stockholder Designee serving as a Director.  ACP shall cause each then-serving Stockholder Designee to resign (subject to ACP’s right to designate a replacement Stockholder Designee in accordance with Section 3.1(e)) or, if reasonably sufficient, recuse himself or herself if the presence of such individual as a Stockholder Designee on the Board shall, in the reasonable and good faith judgment of the Board (after deliberation and an opportunity for the applicable Stockholder Designee to be heard if desired), reasonably be likely to violate applicable Law or otherwise be reasonably likely to impair the Board’s exercise of its fiduciary duties.

(j)  Notwithstanding anything to the contrary in this Agreement, each Stockholder Designee, during the term of any service as a Director of the Company, shall not be prohibited from acting in his or her capacity as a director and complying with his or her fiduciary duties as a director of the Company.

Section 3.2   Use of Information.

(a)  Notwithstanding anything in this Agreement to the contrary, the Stockholder Designees shall keep confidential and not publicly disclose discussions or matters considered in meetings of the Board and Board committees, unless previously disclosed publicly by the Company.

(b)  Each Stockholder shall hold, and shall cause its Affiliates and their respective Representatives who receive any Confidential Information directly or indirectly from such Stockholder or the Company (including, without limitation, any Director of the Company) to hold, in strict confidence any and all Confidential Information concerning or related to the Company or any Subsidiary of the Company, except to the extent that such Confidential Information (a) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder or its Affiliates or Representatives in violation of this Section 3.3(b), or (b) is or becomes available to such Stockholder on a nonconfidential basis from another Person who is not known to such Stockholder to be bound by a confidentiality agreement with the Company or any Company Subsidiary.  In the event that a Stockholder or any of its Affiliates or Representatives is required by Law to disclose any Confidential Information, such Stockholder shall promptly notify the Company in writing so that the Company may, at its sole cost and expense, seek a protective order and/or other motion filed to prevent the production or disclosure of Confidential Information.  If such motion has been denied, then the Stockholder may disclose only such portion of the Confidential Information which is required by Law to be disclosed; provided that (A) the Stockholder shall use commercially reasonable efforts to preserve the confidentiality of the remainder of the Confidential Information and (B) the Stockholder shall not, and shall not permit any of its Representatives to, oppose any motion for confidentiality brought by the Company in accordance with this Section 3.3(b).  For the avoidance of doubt, the Stockholders will continue to be bound by their respective obligations pursuant to this Section 3.3(b) for any Confidential Information that is not required to be disclosed pursuant to the immediately preceding sentence above, or that has been afforded protective treatment pursuant to such motion.

(c)  Each Stockholder shall, and shall cause its Representatives and Affiliates not to, use material non-public information obtained by any Stockholder Designee at any meetings of the Board or Board committees in a manner prohibited by applicable Law, including trading any securities of the Company while in possession of such material non-public information to the extent such trading would violate applicable Law.  Each Stockholder shall be responsible for any breach of this Agreement by any of its Representatives and Affiliates.

ARTICLE IV

STANDSTILL; VOTING

Section 4.1   Standstill Restrictions.  (a) From and after the Closing Date until the later of (x) the seven (7) year anniversary of the Closing Date and (y) the three (3) year anniversary of the date on which the Stockholders shall cease to Beneficially Own Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time (the “Standstill Period”), each Stockholder and the Management Company shall not, and each Stockholder and the Management Company shall cause each of its controlled Affiliates not to, directly or indirectly, alone or in concert with any other Person, except as expressly set forth in this Section 4.1 or Section 5.1(f)(iii):

(i)  purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of (A) any Voting Securities in addition to the Stockholder Shares (such Beneficial Ownership in addition to the Stockholder Shares, the “Excess Amount”)

(the parties agree that it shall not be a breach of this Section 4.1(a)(i) if the Stockholders, together with their Affiliates, Beneficially Own the Excess Amount solely as a result of (I) share purchases, reverse share splits or other actions taken by the Company that, by reducing the number of shares outstanding (or issuing Voting Securities to the Stockholder Designee pursuant to the Company’s director compensation plan), cause the Stockholders, together with their Affiliates, to Beneficially Own any Excess Amount, or (II) shares purchased, acquired or Beneficially Owned by a Stockholder or any of its controlled Affiliated in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such shares at the time of such acquisition if such additional shares represent five percent (5%) or less of then outstanding Voting Securities or such purchase, acquisition or Beneficial Ownership is approved by the Board; provided, that in any such case such Stockholder shall use its commercially reasonable efforts following consummation of such purchase, acquisition or Beneficial Ownership to dispose of such additional Voting Securities on commercially reasonable terms subject to compliance with applicable securities laws; provided further, that the Beneficial Ownership of the Stockholders, together with their Affiliates, does not further increase thereafter, other than solely as a result of further corporate actions taken by the Company), or (B) any other securities issued by the Company (other than any such securities purchased, acquired or Beneficially Owned by a Stockholder or any of its controlled Affiliated in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such securities at the time of such acquisition if such other securities represent five percent (5%) or less of then outstanding securities of such class, series or type or such purchase, acquisition or Beneficial Ownership is approved by the Board; provided, that in any such case such Stockholder shall use its commercially reasonable efforts following consummation of such purchase, acquisition or Beneficial Ownership to dispose of such other securities on commercially reasonable terms subject to compliance with applicable securities laws);

(ii)  propose, offer or participate in any effort to acquire the Company or any of its Subsidiaries or any assets or operations of the Company or any of its Subsidiaries;

(iii)  induce or attempt to induce any third party to propose, offer or participate in any effort to acquire Beneficial Ownership of Voting Securities (other than the Stockholder Shares as and to the extent permitted in accordance with Article V);

(iv)  propose, offer or participate in any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or Change of Control transaction involving the Company or any of its subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Company, any of its subsidiaries or any material portion of their businesses;

(v)  seek to call, request the call of, or call a special meeting of the stockholders of the Company, or make or seek to make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Company’s stockholders, or seek election to the Board or seek to place a representative on the Board (other than as expressly set forth in Section 3.1), or seek the removal of any director from the Board, or otherwise acting alone or in concert with others, seek to control or influence the governance or policies of the Company;

(vi)  solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of the voting obligations of the Stockholders pursuant to Section 4.3;

(vii)  make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) in support of any solicitation described in clause (vi) above (other than solicitations on behalf of the Board), (B) in support of any matter described in clause (v) above, (C) concerning any potential matter described in clause (iv) above or (D) negatively or disparagingly commenting about the Company or any of the Company’s directors, officers, key employees, businesses, operations or strategic plans or strategic directions;

(viii)  form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Voting Securities, or deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board), other than solely with other Stockholders or one or more Affiliates (other than portfolio or operating companies) of a Stockholder with respect to the Stockholder Shares or other Voting Securities acquired in compliance with clause (i) above or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement (it being understood that the holding by persons or entities of Voting Securities in accounts or through funds not managed or controlled by a Stockholder or any Affiliate of a Stockholder shall not give rise to a violation of this clause (viii) solely by virtue of the fact that such persons or entities, in addition to holding such shares in such manner, are investors in funds and accounts managed by a Stockholder or any of its Affiliates and, in their capacity as such, are or may be deemed to be members of a “group” with the Stockholders within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Voting Securities; provided there does not exist as between such persons or entities, on the one hand, and the Stockholders or any of their Affiliates, on the other hand, any agreement, arrangement or understanding with respect to any action that would otherwise be prohibited by this Section 4.1);

(ix)  seek in any manner to obtain any amendment, redemption, termination or waiver of the Rights Agreement, dated as of May 26, 2004, between the Company and Registrar & Transfer Company, as Rights Agent;

(x)  publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of Section 4.1, 4.2 or 4.3, or otherwise (A) seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Agreement or (B) bring any action or otherwise act to contest the validity or enforceability of Section 4.1, 4.2 or 4.3 or seek a release from the restrictions or obligations contained in Section 4.1, 4.2 or 4.3; or

(xi)  enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.

(b)  This Section 4.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Stockholders and their Affiliates from (A) exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement and the Stock Purchase Agreement, in each case in accordance with the terms hereof or thereof, (B) if the Board has previously authorized or approved the solicitation by the Company of bids or indications of interest in the potential acquisition of the Company or any of its assets or operations by auction or other sales process (each, a “Sales Process”), participating in such Sales Process and, if selected as the successful bidder by the Company, completing the acquisition contemplated thereby, provided that the Stockholders and their controlled Affiliates shall otherwise remain subject to the provisions of this Section 4.1 in all respects during and following the completion of the Sales Process, or (C) engaging in confidential discussions with the Board or any of its members regarding any of the matters described in this Section 4.1, provided that the Stockholders and their Affiliates will not pursue (or publicly disclose the existence of such discussions regarding) any such matters, or (ii) any Stockholder Designee then serving as a Director from acting as a Director or exercising and performing his or her duties (fiduciary and otherwise) as a Director in accordance with the Company’s Organizational Documents, all codes and policies of the Company and all Laws, rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.  In addition, for the avoidance of doubt, for purposes of this Agreement controlled Affiliates of the Stockholders shall not include any employee of Avista or any of its Affiliates in such Person’s individual capacity.

Section 4.2   Attendance at Meetings.  For a period of one (1) year from the date of this Agreement and thereafter so long as the Stockholders Beneficially Own Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time, the Stockholders shall (and the Management Company shall, or shall cause one of its controlled Affiliates to, cause the Stockholders to) cause all Stockholder Shares then owned by the

Stockholders to be present, in person or by proxy, at any meeting of the stockholders of the Company occurring at which an election of Directors is to be held, so that all such Stockholder Shares shall be counted for the purpose of determining the presence of a quorum at such meeting.

Section 4.3   Voting.  For the period from the date of this Agreement to one (1) year from the date of this Agreement, the Stockholders shall (and the Management Company shall, or shall cause one of its controlled Affiliates to, cause the Stockholders to) vote and cause to be voted all Voting Securities then owned by the Stockholders in accordance with the recommendation of the Board with respect to any business or proposal on which the stockholders of the Company are entitled to vote; provided, that in the event that the election of directors at the Company's 2012 Annual Meeting of Stockholders is contested and it is reasonably possible that the Second Stockholder Designee may not be reelected to the Board at such Meeting, the Stockholders shall be permitted (and the Management Company shall be permitted to cause the Stockholders) to vote at such meeting (or withhold the vote as to any particular director nominee at such meeting with respect to) such number of Voting Securities then owned by the Stockholders as would, in the reasonable judgment of the Stockholders, cause the Second Stockholder Designee to be reelected (or maximize the likelihood of such outcome), and all other Voting Securities then owned by the Stockholders shall be voted or caused to be voted in accordance with the recommendation of the Board.  For the period from the date that is one (1) year from the date of this Agreement until the first date that the Stockholders no longer Beneficially Own Voting Securities representing at least ten percent (10%) of the Voting Securities outstanding at such time, the Stockholders shall (and the Management Company shall, or shall cause one of its controlled Affiliates to, cause the Stockholders to) vote and cause to be voted all Voting Securities then owned by the Stockholders either, in the sole discretion of each Stockholder, (x) in accordance with the recommendation of the Board or (y) in proportion to the votes cast with respect to the Voting Securities not owned by the Stockholders with respect to any business or proposal on which the stockholders of the Company are entitled to vote; provided, (A) that in the event that ACP’s right to designate the Stockholder Designees is terminated pursuant to Section 3.1(h) or the Company materially breaches any of its obligations under Section 3.1, the provisions of this Section 4.3 shall no longer apply to the Stockholders and the Management Company unless, in the case of a termination of ACP's right to designate the Stockholder Designees pursuant to Section 3.1(h), the material breach resulting in the termination of ACP’s right to designate the Stockholder Designees was a material breach of Section 4.1 or this Section 4.3 and (B) if at any time the Stockholders Beneficially Own less than fifteen percent (15%) of the Voting Securities then outstanding and there is no Stockholder Designee then serving on the Board pursuant to this Agreement, the provisions of this Section 4.3 shall no longer apply to the Stockholders and the Management Company, and each Stockholder may (and the Management Company may, or may cause one of its controlled Affiliates to, cause each such Stockholder to) vote or cause to be voted all Voting Securities then owned by such Stockholder in the sole discretion of such Stockholder.

Section 4.4   Non-Competition.  (a) Until such date as there is no Stockholder Designee then serving on the Board pursuant to this Agreement, the Stockholders and the Management Company shall not, and shall cause their respective controlled Affiliates not to, directly or indirectly, acquire, hold or otherwise invest in or Beneficially Own any of the companies set forth on Schedule 4.4 (each such company and its successors and assigns (by reason of merger, consolidation, spin-off or split-off, or sale of all or substantially all of the assets or similar transaction or series of related transactions), a “Competitor”).  Notwithstanding anything to the contrary in this Section 4.4(a), it shall not be a violation of this Section 4.4(a), and the Stockholders and the Management Company and their respective controlled Affiliates shall not be prohibited in any manner from, directly or indirectly, acquiring, holding or otherwise investing in or Beneficially Owning (or causing any of their respective controlled Affiliates to, directly or indirectly, acquire, hold or otherwise invest in or Beneficially Own) (i) any securities or assets of any Person through any employee benefit plan or pension plan, (ii) securities of any Competitor having less than 5% of the outstanding voting power of such Person, so long as neither the Management Company, the Stockholders nor any of their respective controlled Affiliates control such Competitor, or (iii) any securities of any Person or any assets that, in either case, are disposed of by a Competitor in a divesture or similar transaction where such Person or assets so disposed of by the Competitor is not directly competitive with the business conducted by the Company and the Target on the date hereof.  The noncompetition covenants contained in this Agreement shall be deemed to apply separately, not collectively, to each city, county, state and country of any geographic area in which the Company or any Company Subsidiary conducts its business as of the date hereof and shall be severable as to each such city, county, state and country of any such geographic area.  It is the desire and intent of the parties hereto that the provisions of this Section 4.4(a) shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought.  If any court determines that any provision of this Section 4.4(a) is unenforceable, such court will have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, such provision shall be enforceable; it is the intention of the parties hereto that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 4.4(a) in the jurisdiction of the court that has made the adjudication.  For the avoidance of doubt, if the Stockholder Designees resign from the Board for the purpose, in whole or in part, of the Stockholders and the Management Company (and each of their respective controlled Affiliates) no longer being subject to the restrictions set forth in this Section 4.4, the right of ACP to designate Stockholder Designees pursuant to Section 3.1 shall be terminated permanently.

(b)  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.4 is invalid, unenforceable or overbroad, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid, enforceable and reasonable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (but in no event increasing the obligations of the Stockholders in any respect hereunder).

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1   Transfer Restrictions.  (a) The right of the Stockholders to Transfer any Stockholder Shares is subject to the restrictions set forth in this Article V.  No Transfer of Stockholder Shares by the Stockholders may be effected except in compliance with the restrictions set forth in this Article V and with the requirements of the Securities Act and any other applicable securities Laws.  Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b)  Until the twelve (12) month anniversary of the date of this Agreement, the Stockholders shall not Transfer any Stockholder Shares without the prior written consent of the Company.

(c)   Following the twelve (12) month anniversary of the date of this Agreement, each Stockholder (x) shall use its commercially reasonable efforts to Transfer Stockholder Shares held by such Stockholder in an orderly manner as reasonably determined by such Stockholder, and (y) may Transfer the Stockholder Shares, in whole at any time or in part from time to time, without the prior consent of the Company and without restriction, provided, however, that:

(i)  any Transfer of Stockholder Shares effected pursuant to a Registration Statement shall be subject to the requirements of Article VI; and

(ii)  in connection with any Transfer of Stockholder Shares that is effected (A) pursuant to a Registration Statement or a privately-negotiated transaction not subject to the registration requirements of the Securities Act in each case in which the Stockholders (or any of their Representatives) negotiate the terms of such Transfer directly with the third party purchaser (other than any underwriter, placement agent or initial purchaser thereof) of such Stockholder Shares or (B) in accordance with Rule 144 under the Securities Act but not pursuant to the manner of sale provisions specified in Rule 144(f), in each case the Stockholders shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Stockholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts) Stockholder Shares (x) representing more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers; provided, that notwithstanding the foregoing the Stockholders may Transfer Stockholder Shares representing more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers in one or more block trades with one or more registered broker-dealers, or (y) to (1) a Competitor, or (2) a Person that has engaged in a proxy contest or has filed a Schedule 13D that disclosed any plan or proposal with respect to any issuer which plan or proposal (I) relates to or would result in any of the matters set forth in clauses (b) through (j) of Item 4 of Schedule 13D and (II) was not authorized or approved by the board of directors of the issuer or was not entered into pursuant to an agreement with the issuer, in either case described in this clause (y)(2) during the two (2) year period immediately preceding the date of such Transfer.

(d)  Notwithstanding the foregoing, (i) for the avoidance of doubt, none of Section 5.1(b) or Section 5.1(c) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by Law, any Transfer of Stockholder Shares made in accordance with Section 5.1(f); (ii) the restrictions set forth in Section 5.1(c)(ii)(x) shall not apply to any Registrable Shares (X) that are then subject to a Rule 415 Limitation and not included in an effective Shelf Registration, or (Y) following any material breach of the Company’s obligations under Article VI of this Agreement; and (iii) the restrictions set forth in Section 5.1(c) shall terminate at such time as the Stockholders shall cease to Beneficially Own Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time.

(e)  Notwithstanding the foregoing, except for Transfers made pursuant to Section 5.1(f), the Stockholders shall not effect any Transfer of Stockholder Shares during any Holdback Period to the extent such Transfer is prohibited under the terms of the lock-up agreement entered in to with a managing underwriter as contemplated by Section 6.9.

(f)  Notwithstanding anything to the contrary set forth in this Article V, the Stockholders may, at any time, (i) Transfer some or all of the Stockholder Shares to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A; provided, further, that if, at any time after such Transfer, such Permitted Transferee ceases to qualify as a Permitted Transferee, such Stockholder shall cause all Stockholder Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Stockholder Shares subject to and in accordance with this Agreement as if such Permitted Transferee were a Stockholder hereunder; (ii) Transfer the Stockholder Shares, in whole or in part, to the Company or any Subsidiary of the Company, including pursuant to any redemption, share repurchase program, self tender offer or otherwise; or (iii) Transfer the Stockholder Shares, in whole or in part, pursuant to any (A) recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving the Company, provided that, unless the voting agreement contained in Section 4.3 is not then applicable to the Stockholders, such recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction must be approved, accepted or recommended to the stockholders of the Company by the Board or approved by the stockholders of the Company, or (B) tender, exchange or other similar offer for any Voting Securities that is commenced by any Person or Group, provided that, unless the voting agreement contained in Section 4.3 is not then applicable to the Stockholders, the Board must either (x) publicly recommend that stockholders of the Company tender their Voting Securities to the Person or Group making such offer or (y) fail to recommend that the stockholders of the Company reject such offer, in either case within ten (10) Business Days after the date of commencement thereof.

Section 5.2   Legends on Stockholder Shares; Securities Act Compliance.  (a) Each share certificate representing Stockholder Shares shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Stockholder Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

(b)  In addition, for so long as any restrictions set forth in Section 5.1 remain in effect, such legend or notation shall include the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 22, 2012, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

(c)  The Stockholders agree that they will, if requested by the Company, deliver at their expense to the Company an opinion of reputable U.S. counsel selected by the Stockholders and reasonably acceptable to the Company (it being understood that Ropes & Gray LLP is reasonably acceptable to the Company), in form and substance reasonably satisfactory to the Company and counsel for the Company, that any Transfer made, other than in connection with an SEC-registered offering by the Company or pursuant to Rule 144 under the Securities Act, does not require registration under the Securities Act.

(d)  At such time all of the Stockholder Shares may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein, the Company agrees that it will promptly after the later of the delivery of an opinion of reputable U.S. counsel selected by the Stockholders and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company and, in the case of certificated Stockholder Shares, the delivery by the Stockholders to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing such Stockholder Shares issued with the legend set forth in Section 5.2(a), deliver or cause to be delivered to the Stockholders a replacement stock certificate or certificates representing such Stockholder Shares that is free from the legend set forth in Section 5.2(a) (or in the case of uncertificated Stockholder Shares, free of any notation or arrangement set forth in Section 5.2(a)).  At such time as no restrictions set forth in Section 5.1 remain in effect, the Company agrees that it will, promptly upon the request of the Stockholders and, in the case of certificated Stockholder Shares, the delivery by the Stockholders to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing Stockholder Shares issued with the legend set forth in Section 5.2(b), deliver or cause to be delivered to the Stockholders a replacement stock certificate or certificates representing such Stockholder Shares that is free from the legend set forth in Section 5.2(b)  (or in the case of uncertificated Stockholder Shares, free of any notation or arrangement set forth in Section 5.2(b)).

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1   Shelf Registration.  (a) No later than 270 days following the date of this Agreement, the Company shall prepare and file with the SEC a “shelf” Registration Statement on Form S-3 (if the Company is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Shares for which the Company is then eligible) relating to the offer and sale of the Registrable Shares by the Stockholders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Shares, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”).  In no event shall the Company be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Shares) if the Company is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Stockholder Shares under the Securities Act.  If the Company is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this Article VI, the Company will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Shares on Form S-3 (or such comparable or successor form thereto) promptly after such form is available for use by the Company; provided that the Company shall not be obligated to keep effective any Shelf Registration on Form S-1 for a period in excess of one hundred eighty (180) days in any twelve (12) month period (treating, for purposes of such determination, any days included in any Deferral Period as days during which such Shelf Registration is not effective); provided further, that upon regaining eligibility to use Form S-3 (or any comparable or successor form) the Company shall promptly file a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering all of the then Registrable Shares and, subject to the immediately preceding proviso, will maintain the effectiveness of the Shelf Registration on Form S-1 (or such comparable or successor form) then in effect until such time as a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering the Registrable Shares has been declared effective by the SEC.  If the Company continues to not be eligible to use Form S-3 (or such comparable or successor form thereto) to register the Registrable Shares after the one hundred eighty (180) day period referred to above has expired in respect of the most recent Shelf Registration on Form S-1 (or such comparable or successor form thereto), the Company will, upon the written request of one or more Stockholders file another Shelf Registration on Form S-1 (or such comparable or successor form thereto) covering the Registrable Shares subject to the same limitations regarding maintenance of effectiveness as described above; provided that the Company shall not be obligated to file more than one (1) Shelf Registration on Form S-1 (or such comparable or successor form thereto), together with any amendments thereto, in any calendar year and shall not be obligated to file a Shelf Registration on Form S-1 (or such comparable or successor form thereto), other than the initial Shelf Registration on Form S-1, until the date that is ninety (90) days after the expiration of the one hundred eighty (180) day period referred to above in respect of the immediately preceding Shelf Registration on Form S-1 (or such comparable or successor form thereto).  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause each Registration Statement filed pursuant to this Article VI to be declared effective under the Securities Act as promptly as possible after the filing thereof.  The Company shall use reasonable best efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Shares.  Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Shares on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Holders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 6.1, the Company shall continue to use its reasonable best efforts to register all remaining Registrable Shares as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC.  In such event, the number of Registrable Shares to be registered for each Stockholder in such Registration Statement shall be reduced pro rata among all Stockholders.

(b)  The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act, to re-file such Registration Statement upon its expiration, to file another Registration Statement to register any Registrable Shares subject to a Rule 415 Limitation promptly upon the occurrence of any circumstance or event that would permit the registration of such Registrable Shares (and to cause such additional Registration Statement to become effective) and to cooperate in any shelf take down, whether or not underwritten, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by the Stockholders, or as otherwise required for it to be available for resales by the Stockholders of the Registrable Shares, until the earlier of (i) the date that all Registrable Shares (including for the avoidance of doubt any Registrable Shares that were subject to any Rule 415 Limitation) have been sold and (ii) the Registration Rights Termination Date.  Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period.”

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any information pertaining to any Stockholder and furnished to the Company by or on behalf of such Stockholder specifically for inclusion therein, and (iii) the

Shelf Registration to be effective and useable for resale of all Registrable Shares, subject to any Rule 415 Limitation, during the Shelf Registration Period.  Upon receipt of a written request from any Stockholder, including any Permitted Transferee, who Beneficially Owns Registrable Shares that are not included in any Shelf Registration, the Company shall, within ten (10) Business Days of such receipt but subject to any Rule 415 Limitation, file such amendments to a Shelf Registration or supplements to a related Prospectus as are necessary to permit such Stockholder to effect sales of such Registrable Shares pursuant to such Shelf Registration.

(d)  If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board, in its good faith judgment, determines that the registration of Registrable Shares pursuant to this Section 6.1 should be delayed (with respect to the initial filing) or offers and/or sales of Registrable Shares suspended because the filing, initial effectiveness or continued use of the Registration Statement would require the Company to make a public disclosure of material non public information, which disclosure (i) would be required to be made at such time in any Registration Statement so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) would reasonably be expected to be materially adverse to the Company or its business or adversely and materially affect the Company’s ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction (a “Valid Business Reason”):

(i)  in the case of clause (A) above, subject to clause (ii) below, as promptly as practicable, the Company shall take such action as is necessary to eliminate the stop order and cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related prospectus so that (1) such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use reasonable best efforts to cause it to be declared effective as promptly as is practicable;

(ii)  the Company shall promptly notify the Stockholders in writing that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, subject to Section 6.1(d)(iii) below, the expected duration of the suspension (such period during which the availability of the Registration Statement and any related prospectus is suspended, a “Deferral Period”). Upon receipt of any Deferral Notice, the Stockholders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Stockholders’ receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until they are advised in writing by the Company that the prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; and

(iii)  the Company will use its reasonable best efforts to ensure that the use of the prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (A) above, as promptly as is practicable and (y) in the case of clause (B) above, as soon as, in the reasonable good faith judgment of the Company there is no Valid Business Reason to continue such suspension and postponement.  The Company shall give written notice to the Stockholders of the termination of the Deferral Period promptly thereafter.  Notwithstanding anything to the contrary contained herein, in no event shall (A) a single Deferral Period arising from a Valid Business Reason exceed thirty (30) consecutive days, (B) a Deferral Period arising from a single Valid Business Reason be invoked more than once in any six (6) month period, or (C) the aggregate number of days included in Deferral Periods invoked by the Company shall not exceed seventy-five (75) days in any one (1) year period.

Section 6.2   Termination of Registration Obligation.  Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article VI and maintain the effectiveness of any Registration Statement shall terminate as to each Stockholder on the earliest of (a) the date on which reputable U.S. counsel shall have delivered a written opinion addressed to the Company’s transfer agent and such Stockholder, in form and substance reasonably satisfactory to the Company and such Stockholder, that all remaining Stockholder Shares Beneficially Owned by such Stockholder may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein and that any restrictive legend included on the certificates representing such Stockholder Shares may be removed and the Company, simultaneously with the delivery of any such opinion, releases such Stockholder from any remaining transfer restrictions or other obligations under Article V and causes the Company’s transfer agent to deliver to such Stockholder stock certificates representing the Stockholder Shares without any restrictive legends thereon, and (b) the date that is four (4) months after the first date on which the Stockholders Beneficially Own Stockholder Shares representing less than five percent (5%) of the then outstanding Voting Securities (the “Registration Rights Termination Date”).

Section 6.3   Registration Procedures.   In connection with the registration of the Registrable Shares contemplated by this Article VI, the Company shall, until the Registration Rights Termination Date, cooperate in the sale of such Registrable Shares and shall:

(a)  prepare and file with the SEC a Registration Statement with respect to such Registrable Shares as provided herein, make all required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Company shall furnish to the

Stockholders and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Stockholders and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Stockholders and their counsel.  The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 6.1 to which the Stockholders and their counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Company, such filing is necessary to comply with applicable Law;

(b)  prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period set forth in Section 6.1(b), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)  furnish to the Stockholders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of disposition thereof; and the Company, subject to Section 6.1(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto by Stockholders and the managing underwriter(s), if any, in connection with the offering and sale of the Registered Shares covered by such Prospectus and any such amendment or supplement thereto;

(d)  use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” Laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method of distribution thereof (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e)  promptly notify the Stockholders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Stockholders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)  notify the Stockholders, Stockholders’ counsel and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(g)  use its reasonable best efforts to cause all such Registrable Shares covered by such Registration Statement to be listed (after notice of issuance) on NASDAQ or the principal securities exchange or interdealer quotation system on which the Common Stock are then listed or quoted;

(h)  use its reasonable best efforts to cooperate with the Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Stockholders in each case at least two (2) Business Days prior to any sale of Registrable Shares;

(i)  enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Stockholders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(j)  make available upon reasonable notice and during normal business hours for inspection by the Stockholders and Stockholders’ counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Stockholders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholders or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that the Stockholders shall, and shall cause each such underwriter(s), accountant or other agent to, (i) enter into a customary confidentiality agreement or arrangement in form and substance reasonably satisfactory to the Company; and (ii) minimize, to the extent reasonably practicable, the disruption to the Company’s business in connection with the foregoing;

(k)  otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)  in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to obtain the withdrawal of such order as soon as reasonably practicable;

(m)  cause its senior management to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Registration Statement (including participation in “road shows”); provided, that the Company shall not be obligated to participate in any such “road show” more than one (1) time in any 120 day period; provided, further, that the Company may request a change in the dates of any such “road show” by not more than ten (10) Business Days if the Company determines, in its good faith reasonable judgment, that the initially proposed dates for such “road show” would adversely and materially interfere with the performance of senior management’s duties to the Company (and the Stockholders will give reasonable consideration to accommodating any such request);

(n)  obtain one or more comfort letters, addressed to the Stockholders, dated the effective date of such Registration Statement and, if requested by the Stockholders, dated the date of sale by the Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Stockholders reasonably requests;

(o)  provide legal opinions of the Company’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and the Stockholders’ counsel), addressed to the Stockholders, dated the effective date of such Registration Statement, each amendment and supplement thereto, and, if requested by the Stockholders, dated the date of sale by the Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the Stockholders’ counsel (and, if applicable, by the managing underwriter(s)); and

(p)  use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the Stockholders’ counsel to effect the registration of such Registrable Shares contemplated hereby.

In the case of any underwritten offering of Registrable Shares registered under a Registration Statement filed pursuant to Section 6.1(a), (i) all Registrable Shares shall be subject to the applicable underwriting agreement with customary terms and the Stockholders may not participate in such offering or registration unless such Stockholders agrees to sell such Stockholders’ securities on the basis provided therein; and (ii)  the Stockholders may not participate in such offering or registration unless such Stockholders complete and execute all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to the Company or the underwriter(s) as may be reasonably requested to offer or register such Stockholders’ Registrable Shares; provided, however, that (A) no Stockholder shall be required to make any representations or warranties other than, on a several and not joint basis, those related to its title and ownership of, and power and authority to transfer, the Registrable Shares owned by such Stockholder included therein and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information about such Stockholder prepared and furnished to the Company or the managing underwriter(s) by such Stockholder pertaining exclusively to such Stockholder and (B) the aggregate amount of liability of each Stockholder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Stockholder from such offering.

Section 6.4   Underwritten Offering.  At any time that a Shelf Registration covering Registrable Shares is effective, if the Stockholders deliver notice to the Company stating that they intend to effect an underwritten offering of all or part of its Registrable Shares included on the Shelf Registration, the Company shall amend or supplement the Shelf Registration or related Prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the underwritten offering.  The lead underwriter to administer such underwritten offering shall be chosen by the Stockholders, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Company.  In connection with any underwritten offering, in the event that the managing underwriter advises the Company and the Stockholders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Shares requested by the Stockholders to be included therein exceeds the largest number or dollar amount of Registrable Shares that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Stockholders shall include in such registration or prospectus only such number of Registrable Shares that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price).

Section 6.5   Registration Expenses.  Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky Laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 6.3(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Stockholders); (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of no more than one counsel for the Stockholders, which counsel may be Ropes & Gray LLP, and which fees and disbursements shall not exceed, in the aggregate, $25,000 in connection with the review of any Registration Statement or related documents and the transactions contemplated thereby; and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by the Company, shall be borne by the Company.  The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance, the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange.  All underwriting discounts, selling commissions and transfer taxes (collectively, “Selling Expenses”) incurred in connection with the offering of any Registrable Shares shall be borne by the Stockholder selling the Registrable Shares to which such Selling Expenses relate.  For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement.  All reasonable expenses incurred with the prior approval of the Company not to be unreasonably withheld in connection with up to three (3) “road shows” undertaken pursuant to Section 6.3(m) shall be borne by the Company.

Section 6.6   Indemnification; Contribution.  (a) The Company shall, and it hereby agrees to, (i) indemnify and hold harmless each Stockholder in any offering or sale of Registrable Shares, and such Stockholder’s partners, members, managers and Affiliates (but not, for the avoidance of doubt, any Stockholder Designee in such person’s capacity as a Director of the Company) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, or liabilities, or any actions or proceedings (whether commenced or threatened) in respect thereof and costs and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration

Statement, in the light of the circumstances in which they were made), not misleading; and (ii) reimburse periodically upon demand each indemnified party for any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims; provided, however, that the Company shall not be liable to an indemnified party in any such case to the extent, and only to the extent, that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company about a Stockholder by such indemnified party expressly for use therein, or if the Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to such Stockholder a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

(b)  Each Stockholder shall, and hereby agrees to, severally and not jointly (i) indemnify and hold harmless the Company in any offering or sale of Registrable Shares, each director of the Company, each officer of the Company who shall sign the applicable Registration Statement and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances in which they were made), not misleading; and (ii) reimburse periodically upon demand each indemnified party for any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims, in each case to the extent, and only to the extent, that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information about such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein, or if such Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to the Stockholders a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement; provided, however, that the aggregate liability of a Stockholder under this Section 6.6 shall be limited to an amount equal to the dollar amount of the net proceeds received by such Stockholder from Stockholder Shares sold by such Stockholder pursuant to such Registration Statement or Prospectus in the transaction giving rise to such Claim.

(c)  Each Stockholder, on the one hand, and the Company, on the other hand, agrees that if, for any reason, the indemnification provisions contemplated by Section 6.6(a) or Section 6.6(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  If, however, the allocation in the first sentence of this Section 6.6(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and a Stockholder on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of securities (net of discounts and commissions but before deducting expenses) giving rise to the applicable Claim bears to the net proceeds received by such Stockholder with respect to its sale of Registrable Shares giving rise to such Claim.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.6(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.6(c).  The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.7) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such action, proceeding or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Stockholder shall be liable to contribute any amount in excess of the dollar amount of the net proceeds received by such Stockholder from Stockholder Shares sold by such Stockholder pursuant to such Registration Statement or Prospectus in the transaction giving rise to such Claim less any amounts previously paid by such Stockholder pursuant to Section 6.6(b).  The Stockholders obligations to contribute as provided in this Section 6.6(c) are several and not joint.

Section 6.7   Indemnification Procedures.  (a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.6 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Stockholders, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.  The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

(b)  If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party.  Should the Indemnifying Party so elect to, and in fact, assume the defense of a Claim with counsel reasonably satisfactory to the indemnified party, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or different defenses for the indemnified party and the Indemnifying Party.  If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party.  The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences.  If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate, at the expense of the Indemnifying Party, in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless the indemnified parties from and against any Claim by reason of such settlement or judgment.  The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 6.8   Rule 144; Rule 144A.  The Company covenants that it will use its commercially reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Stockholders may reasonably request, all to the extent required from time to time to enable the Stockholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act; or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Stockholders, the Company will deliver to the Stockholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 6.9   Holdback.  In consideration for the Company agreeing to its obligations under this Agreement, each Stockholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement in which such Stockholders has elected to include Registrable Shares, upon the written request of the managing underwriter(s) of such offering, it will enter into a customary lock-up agreement with such managing underwriter(s) agreeing, subject to customary exceptions, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Registrable Shares, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise Transfer (other than to a Permitted Transferee in accordance with Section 5.1(f)), any Registrable Shares or any securities convertible into or exchangeable or exercisable for any Voting Securities of the Company without the prior written consent of the managing underwriter(s) during the Holdback Period.

ARTICLE VII

MISCELLANEOUS

Section 7.1   Termination.  This Agreement shall terminate and be of no further force and effect upon the earlier of: (a) the later of (i) the seventh anniversary of the Closing Date, and (ii) the date that is three years after the first date on which the Stockholders shall cease to Beneficially Own Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time; and (b) the consummation of a Change of Control with respect to the Company in which all Voting Securities of the Company are exchange for cash consideration.  In the event the Company consolidates with or merges into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger in a transaction in which the Stockholder Shares are converted or exchanged for consideration other than cash, then proper provision shall be made so that the successors and assigns of the Company honor the obligations of the Company contained in Article VI, as if such successor or assign were the Company hereunder, and all other provisions of this Agreement shall terminate upon the consummation of such Change of Control.

Section 7.2   Expenses.  Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.3   Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4   Entire Agreement; No Inconsistent Agreements.  This Agreement, the Stock Purchase Agreement and the other documents delivered pursuant to this Agreement and the Stock Purchase Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the businesses and operations of the Company and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their Representatives, oral or written, respecting such subject matter.  The Company will not, on or after the date hereof, enter into any agreement or arrangement that is inconsistent with the rights granted to the Stockholders hereunder or otherwise conflicts with the provisions hereof.  In addition, the Company will not grant to any Person the right to include any securities in the Shelf Registration provided for in this Agreement other than the Stockholder Shares.  The Company has not previously entered into any agreement or arrangements (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

Section 7.5   Headings.  The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

Section 7.6   Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (i) in writing and served by personal delivery upon the party for whom it is intended, (ii) if delivered by telecopier with receipt confirmed, or (iii) if delivered by certified mail, registered mail, courier service, return-receipt received to the party at the address set forth below, with copies sent to the Persons indicated:

If to any Stockholder, to such Stockholder:

c/o Avista Capital Holdings, LP 65 East 55th Street, 18th Floor New York, New York 10022 Attention: David Burgstahler and Ben Silbert Telecopier: (212) 593-6918

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Attention: Craig E. Marcus Telecopier: (617) 951-7050

If to the Company:

AngioDynamics, Inc. 14 Plaza Drive Latham, New York 12110 Attention: Stephen A. Trowbridge, Vice President and General Counsel Telecopier: (518) 795-1401

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: William P. Mills Telecopier: (212) 504-6666

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.6.

Section 7.7   Waiver.  Waivers under this Agreement are only valid and binding if in writing and duly executed by the party against whom enforcement of the waiver is sought.  Waivers waive only the specific matter described in the written waiver and do not impair the rights of the party granting the waiver in other respects or at other times.  A party’s waiver of a breach of any provision of this Agreement, or failure (on one or more occasions) to enforce a provision of, or to exercise a right under, this Agreement, will not constitute a continuing waiver of the same or of a similar breach, or of such provision or right at another time or in another context.

Section 7.8   Binding Effect; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Except as contemplated by Section 5.1(f), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment without such prior written consents shall be void.

Section 7.9   No Third Party Beneficiary.  Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except as set forth in Section 6.6 and Section 6.7.

Section 7.10   Counterparts.  This Agreement may be executed by original, facsimile, PDF or electronic signature, and in two or more several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 7.11   Governing Law and Jurisdiction.  This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

Section 7.12   Consent to Jurisdiction and Service of Process.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any Delaware state or federal court, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.6 will be effective service of process for any such action, suit or proceeding brought against any party in any such court.

Section 7.13   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.14   Specific Performance.  Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 7.15   Severability.  If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 7.16   Effectiveness.  This Agreement shall become effective at and as of the Closing.

Section 7.17   Relationship of the Parties.  No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose.  A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

Section 7.18   Further Assurances.  Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use commercially reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

Section 7.19   Rights and Obligations of Parties.  The obligations of (i) the Company, on the one hand, to the Stockholders, on the other hand, and (ii) the Stockholders, on the one hand, to the Company, on the other hand, are owed to them as separate and independent obligations of each party and each party will have the right to protect and enforce its rights under this Agreement without joining any other party in any proceedings.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ANGIODYNAMICS, INC.

By:	/s/ D. Joseph Gersuk
Name: D. Joseph Gersuk
Title: Executive Vice President Chief Financial Officer

AVISTA CAPITAL PARTNERS, LP

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: Authorized Signatory

AVISTA CAPITAL PARTNERS (OFFSHORE), LP

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: Authorized Signatory

NAVILYST MEDICAL CO-INVEST, LLC

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

AVISTA CAPITAL HOLDINGS, LP, solely with respect to, and as specified in, Article IV

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]